EX.99.906CERT

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of the Ellington Income Opportunities Fund, does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of the Ellington Income Opportunities Fund, for the year ended December 31, 2023 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Ellington Income Opportunities Fund for the stated period.

/s/ John L. Sabre		/s/ Christopher E. Moran
John L. Sabre, President		Christopher E. Moran, Treasurer and Chief Financial Officer
(Principal Executive Officer)		(Principal Financial Officer)

Dated:	March 12, 2024	Dated:	March 12, 2024

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by Ellington Income Opportunities Fund for purposes of Section 18 of the Securities Exchange Act of 1934.